As filed with the U.S. Securities and Exchange Commission on February 19, 2025
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Klaviyo, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)		46-0989964 (I.R.S. Employer Identification No.)

125 Summer Street, 6th Floor Boston, MA 02110 (Address of Principal Executive Offices and Zip Code)
2023 Stock Option and Incentive Plan
2023 Employee Stock Purchase Plan
(Full titles of the plans)

Andrew Bialecki
Co-Founder, Chief Executive Officer
Klaviyo, Inc.
125 Summer Street, 6th Floor
Boston, MA 02110
(Name and address of agent for service)
(617) 213-1788
(Telephone number, including area code, of agent for service)

Copies to:

Craig M. Schmitz Bradley C. Weber Kim S. de Glossop Kristin A. Gerber Goodwin Procter LLP 100 Northern Avenue Boston, MA 02210 (617) 570-1000	Landon R. Edmond Cameron S. Vermette Klaviyo, Inc. 125 Summer Street, 6th Floor Boston, MA 02110 (617) 213-1788
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE
Klaviyo, Inc. (the “Registrant”) is filing this Registration Statement on Form S-8 (the “Registration Statement”) with the Securities and Exchange Commission (the “Commission”) to register (i) 13,637,881 additional shares of its Series A Common Stock, par value $0.001 per share (the “Series A common stock”), under the 2023 Stock Option and Incentive Plan (the “2023 Plan”) and (ii) 2,727,576 additional shares of its Series A common stock under the 2023 Employee Stock Purchase Plan (the “2023 ESPP”), pursuant to the provisions of the 2023 Plan and 2023 ESPP, respectively, which provide for an automatic increase in the number of shares reserved and available for issuance under such plans on January 1, 2024, and each January 1 thereafter until each of the plans terminate respective to their terms.
This Registration Statement registers additional securities of the same class as other securities of the Registrant for which Registration Statements on Form S-8 filed with the Commission on September 19, 2023 (File No. 333-274591) and February 29, 2024 (File No. 333-277535) are effective. Pursuant to General Instruction E of Form S-8, the contents of the Registration Statements referenced above are hereby incorporated by reference in this Registration Statement to the extent not replaced hereby.
PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3.Incorporation of Documents by Reference.
The following documents filed with the Commission by the Registrant are incorporated by reference into this Registration Statement:
(a)The contents of the Registration Statements on Form S-8 filed with the Commission on September 19, 2023 (File No. 333-274591) and February 29, 2024 (File No. 333-277535);
(b)The Registrant’s Annual Report on Form 10-K for the year ended December 31, 2024, filed with the Commission on February 19, 2025;
(c)All other reports filed by the Registrant pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), since December 31, 2024; and
(d)The description of the Registrant’s Series A common stock contained in the Registrant’s Registration Statement on Form 8-A (File No. 001-41806) filed with the Commission on September 15, 2023 under Section 12(b) of the Exchange Act, updated by Exhibit 4.2 to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2023, filed with the Commission on February 29, 2024, including any amendments or reports filed for the purpose of updating such description.
All documents subsequently filed by the Registrant pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the filing of a post-effective amendment to the Registration Statement which indicates that all of the shares registered hereunder have been sold or which deregisters all of such shares then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the respective dates of filing of such documents; provided, however, that documents or information deemed to have been furnished and not filed in accordance with Commission rules shall not be deemed incorporated by reference into this Registration Statement. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein, or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein, modifies or supersedes such earlier statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8.    Exhibits.

		Incorporated by Reference
Exhibit Number	Exhibit Title	Form	File No.	Exhibit	Filing Date	Filed Herewith
4.1	Amended and Restated Certificate of Incorporation.	10-K	001-41806	3.1	2/29/24
4.2	Amended and Restated Bylaws.	10-K	001-41806	3.2	2/29/24
4.3	Specimen Series A Common Stock Certificate of Klaviyo, Inc.	S-1	333-274211	4.1	8/25/23
5.1	Opinion of Goodwin Procter LLP.					X
23.1	Consent of Deloitte & Touche LLP, Independent Registered Public Accounting Firm.					X
23.2	Consent of Goodwin Procter LLP (included in Exhibit 5.1).					X
24.1	Power of Attorney (contained on signature page hereto).					X
99.1#	2023 Stock Option and Incentive Plan, and forms of agreements thereunder.	S-1/A	333-274211	10.3	9/11/23
99.2#	2023 Employee Stock Purchase Plan, and forms of agreements thereunder.	S-1/A	333-274211	10.14	9/11/23
107	Filing Fee Table					X

#	Indicates management contract or compensatory plan, contract or agreement.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Boston, Massachusetts, on February 19, 2025.

KLAVIYO, INC.

By:	/s/ Andrew Bialecki
Andrew Bialecki
Chief Executive Officer
POWER OF ATTORNEY AND SIGNATURES
KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Andrew Bialecki, Amanda Whalen, and Landon Edmond, and each of them, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign the Registration Statement on Form S-8 of Klaviyo, Inc., and any or all amendments (including post-effective amendments), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite or necessary to be done in connection therewith and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement on Form S-8 has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Andrew Bialecki	Chief Executive Officer and Director (Principal Executive Officer)	February 19, 2025
Andrew Bialecki

/s/ Amanda Whalen	Chief Financial Officer (Principal Financial and Accounting Officer)	February 19, 2025
Amanda Whalen

/s/ Jennifer Ceran	Director	February 19, 2025
Jennifer Ceran

/s/ Luciano Fernandez Gomez	Director	February 19, 2025
Luciano Fernandez Gomez

/s/ Edward Hallen	Chief Strategy Officer and Director	February 19, 2025
Edward Hallen

/s/ Ping Li	Director	February 19, 2025
Ping Li

/s/ Michael Medici	Director	February 19, 2025
Michael Medici

/s/ Roxanne Oulman	Director	February 19, 2025
Roxanne Oulman

/s/ Susan St. Ledger	Director	February 19, 2025
Susan St. Ledger

/s/ Tony Weisman	Director	February 19, 2025
Tony Weisman